EXHIBIT 10.02

Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(a)(6) of Regulation S-K.

This exhibit is an English translation of a foreign language document. The Company hereby agrees to furnish to the SEC, upon request, a copy of the foreign language document.

EMPLOYMENT CONTRACT No. 9

city of Almaty                                    February 8, 2018

Life Insurance Company “Asia Life” JSC (certificate of state registration of a legal entity No. 7931-1910-01-AO, issued by the Department of Justice of Bostandyk District of the Department of Justice of Almaty city on September 4, 2014, BIN 140940003807), located at the address: Almaty city, Al-Farabi Ave., Building 17/1, 5B Nurly-Tau Polyfunctional Centre, 10th floor, office No. 17, hereinafter referred to as the Employer or the Company, represented by R.M. Medetov, Acting Chairman of the Management Board, acting on the basis of orders No. 066-P dated July 3, 2017, and No. 22-k dated February 6, 2018 and the legislation of the Republic of Kazakhstan, on the one part, and Mr.

Surname YERDESSOV

First name AZAMAT

Patronymic DZHANSULTANOVICH

Date of birth [***] [***] [***]
day month year

Type of document ___________+____________ __________-_____________
Identity Card Passport

Series Number [***]

Issued on [***] [***] [***]
day month year

Issued by [***]

Individual Identification Number [***]

Permanent residence address and information on registration at the place of residence

(city, town, village) [***]

Street [***]

Building No. [***] Apartment No. [***] Telephone [***]

hereinafter referred to as the Employee, on the other part, have entered into this Employment Contract (hereinafter referred to as the Contract) as follows:

ARTICLE 1. SUBJECT OF THE CONTRACT

1.1. Under this Contract, the Employee undertakes to personally perform the work (employment function), comply with the Code of Labor Conduct, and the Employer undertakes to provide the Employee with work for the employment labor function, ensure the working conditions stipulated by this Code, the laws of the Republic of

Kazakhstan and other regulatory legal acts of the Republic of Kazakhstan, the Collective Agreement, acts of the Employer, and pay the Employee wages on time and in full.
The Employer provides, and the Employee agrees to perform employment functions (work in a degree field, profession, qualification or position (employment function)):

Advisor to the Chairman of the Management Board

1.2. Work under this Contract is the Employee’s part-time work
1.3. Work location:    City of Almaty
1.4. The employee:
1) is established a probationary period:
󠇯 not established;
☑ established, for a period up to April 7, 2018.
1.5. Upon expiration of the probationary period, the Employer has the right to test the Employee for knowledge of the legislation of the Republic of Kazakhstan, acts of the Employer, other regulatory acts related to the activities of the Employer and directly related to the performance by the Employee of employment duties under this Contract.
1.6. In case of a negative result of the Employee’s work during the probationary period, the Employer has the right to terminate this Contract, notifying him in writing, indicating the reasons that served as the grounds for termination of the Employment Contract.
1.7. If the probationary period has expired and neither party has requested termination of this Contract, the Employee is considered to have passed the probationary period.

ARTICLE 2. DURATION OF THE CONTRACT

2.1. This Contract is entered into (tick the appropriate box):
󠇯 for an indefinite period;
☑ for a specified period of at least one year from February 08, 2018 to February 07, 2019;
󠇯 for the duration of the work:
󠇯 for the duration of replacing a temporarily absent employee;
󠇯 with the Head of the Executive Body of a Legal Entity (Director) for a period established by the laws of the Republic of Kazakhstan, constituent documents or agreement of the parties:
2.2. Employment commencement date: February 08, 2018

ARTICLE 3. WORK AND REST SCHEDULE

3.1. The Employee is assigned a 5-day workweek with two days off (Saturday, Sunday).
3.2. In order for the Employee to perform his duties, he is assigned an eight-hour working day, the start of the working day at 9-00 AM and the end at 18-00 PM; a break for rest and meals: 13-00 to 14-00 PM.
3.3. Involving the Employee in overtime work is allowed only with the written consent of the Employee, with the exception of cases provided for in clause 2 of Article 77 of the Labor Code of the Republic of Kazakhstan.
3.4. Involving the Employee in work at night, on weekends and holidays is allowed subject to the conditions determined by the Labor Code of the Republic of Kazakhstan.
3.5. The Employee is given two days off per week - Saturday and Sunday. The first day of Kurban-Ait, celebrated according to the Muslim calendar, January 7 — Orthodox Christmas are also days off, regardless of the applied work schedules and shift schedules (watch schedules).
3.6. An employee on a business trip uses days off in accordance with the work schedule of the employer to whom he is sent.
3.7. Work on weekends and holidays is permitted with the written consent of the employee or at his request on the basis of an act of the employer, with the exception of cases provided for in Article 86 of the Labor Code of the Republic of Kazakhstan, and employees working according to a shift schedule (watch schedule).
For work on weekends and holidays, the Employee, at his request, is granted another day off or is paid in the amount specified in Article 109 of the Labor Code of the Republic of Kazakhstan.
3.8. The Employee is granted a daily break for rest and meals lasting 1 hour, from 13:00 to 14:00 PM.
3.9. The Employee is granted the following types of leave:
1) paid annual leave:
a) main paid annual leave.
2) social leave:
a) unpaid leave;
b) study leave;

c) maternity leave, leave due to the adoption of a newborn child (children);
d) baby care unpaid leave until baby reaches the age of three.
The period of being on social leave is counted towards the employment history, unless otherwise provided by the laws of the Republic of Kazakhstan.
The provision of leave is executed by an act of the Employer.
3.10. The Employee shall be granted a main paid annual leave with retention of the job (position) and average salary for a period of 24 calendar days, unless a greater number of days is provided for by the Employer’s acts.
3.11. Paid annual leave to the Employee for the first and subsequent years of work, by agreement of the parties, shall be granted at any time of the working year.
By agreement between the Employee and the Employer, paid annual leave may be divided into parts. In this case, one of the parts of the paid annual leave shall be at least two calendar weeks of the duration of the leave stipulated in this Contract.
The order for granting paid annual leave to employees shall be determined annually in accordance with the leave schedule approved by the Employer taking into account the opinion of the employees, or shall be established outside the leave schedule by agreement of the parties.
In the event of a change in the leave schedule due to production needs, the Employer shall notify the Employee of this at least two weeks before the start of the leave.
3.12. Paid annual leave is transferred, extended, interrupted in the cases and according to the procedure established in Articles 94 and 95 of the Labor Code of the Republic of Kazakhstan, subject to the requirements of clause 3 of Article 94 of the Labor Code of the Republic of Kazakhstan. Granting leave, transferring or recalling from paid annual leave shall be executed by an act of the Employer.
3.13. Payment for annual leave is made no later than three working days before its start, and in the case of granting leave outside the leave schedule - no later than three working days from the date of its granting.
3.14. Paid annual leave with subsequent termination of the employment contract due to the expiration of its term may be granted in the event that the leave time fully or partially extends beyond the term of the employment contract. The day of termination of the employment contract due to the expiration of its term is considered to be the last day of paid annual leave. Upon termination of this Contract, an Employee who has not used or has not fully used paid annual leave (paid annual leaves) shall be paid a compensation for the unused days of paid annual leave (paid annual leaves).
3.15. By agreement of the parties to this Contract, based on the Employee’s application, he may be granted an unpaid leave, the duration of which is determined by agreement between the Employee and the Employer.
Based on written notice from the Employee, the Employer shall be obliged to grant an unpaid leave for up to five calendar days in the event of:
1) marriage registration;
2) birth of a child;
3) death of close relatives;
4) in other cases stipulated by the Contract.

ARTICLE 4. AMOUNT AND OTHER CONDITIONS OF REMUNERATION

4.1. The Employee, in accordance with the staff schedule approved by the Employer, is assigned a monthly official salary, the amount of which is specified in the Annex No. 1 to this Contract. The Employer may establish a monthly bonus remuneration to the Employee’s official salary. The procedure for establishing and applying the monthly bonus remuneration is determined by the Employer’s internal acts.
4.2. Overtime work is paid at no less than one and a half times the rate, based on the Employee’s daily (hourly) rate. By agreement of the parties, hours of rest may be provided for overtime work at a rate of no less than one hour of rest for one hour of overtime work.
4.3. Payment for work on holidays and weekends is made at no less than one and a half times the rate, based on the Employee’s daily (hourly) rate.
4.4. Each hour of work at night is paid at no less than one and a half times the daily (hourly) rate of the Employee.
4.5. An Employee who performs additional work in another or the same position or the duties of a temporarily absent employee without being relieved of his main work, in the same organization in addition to his main work stipulated by this Contract, shall be paid a supplement. Additional work assigned to Employees may be performed by:
1) positions overlapping - performing by the employee, in addition to his main job, stipulated by the employment contract (job description), additional work in another vacant position;

2) expanding service areas - performing by the employee, in addition to his main job, stipulated by the employment contract (job description), additional work in the same vacant position during the established duration of the working day (shift);
3) performing (substituting for) the duties of a temporarily absent employee - performing by the employee, in addition to his main job, stipulated by the employment contract (job description), additional work in both another and the same position.
No additional payment shall be made to employees for performing (substituting for) the duties of a temporarily absent employee if replacing a temporarily absent employee is included in the employment duties of the replacement employee.
The amount of additional payment for overlapping positions, expanding the service area or performing (substituting for) the duties of a temporarily absent employee shall be established by the employer by agreement with the Employee based on the volume of work performed.
4.6. The procedure for registration of downtime and the terms of payment for downtime due to reasons beyond the control of the Employer and the Employee shall be established in an amount not lower than the minimum wage, and due to the fault of the Employer - in an amount not less than fifty percent of the Employee’s average wage. Downtime caused by the fault of the Employee shall not be subject to payment.
4.7. Wages are paid in cash in the national currency of the Republic of Kazakhstan at least once a month, no later than the first ten days of the following month.

Date of payment of wages: First day of the following month.

4.8. If the day of payment of wages coincides with a weekend or holiday, payment is made on the day before them.
4.9. Wages are paid by crediting to the Employee’s card account.
4.10. When paying wages, the Employer is obliged to notify the Employee in writing or electronically on a monthly basis about the components of the wages due to him for the relevant period, the amounts and grounds for deductions made, including information on withheld and transferred mandatory pension contributions, as well as the total amount of money payable.
4.11. Upon termination of this Contract, payment of the amounts due to the Employee from the Employer shall be made no later than three working days after its termination.
4.12. If the Employer fails to pay wages in full and within the time limits established by the Employment Contract, the Employer shall be liable in accordance with the laws of the Republic of Kazakhstan. The employer shall pay the Employee the debt and a penalty for the period of delay in payment. The amount of the penalty shall be calculated based on the official refinancing rate of the National Bank of the Republic of Kazakhstan, on the day of fulfillment of the obligations to pay wages, and shall be accrued for each overdue calendar day, starting from the next day when payments should be made, and ending on the day of payment.
6.2. Deductions from the Employee’s salary shall be made by a court decision, as well as in cases stipulated by the laws of the Republic of Kazakhstan and Article 115 of the Labor Code of the Republic of Kazakhstan. Deductions from the Employee’s salary to pay off his debt to the Employer may also be made on the basis of an act of the Employer with written notice to the Employee:
1) to pay off unspent and not timely returned monetary amounts issued in connection with a business trip, as well as in the event of failure to provide documents confirming expenses related to the business trip;
2) in cases providing for reimbursement to the Employer of expenses related to the Employee’s training, if there is a Training Contract, in proportion to the unworked period of work in case of early termination of the Employment Contract;
3) to reimburse an unearned advance issued to the Employee on account of wages;
4) in cases of transfer or recall of an employee from annual paid leave, with the exception of clause 3 of Article 95 of the Labor Code of the Republic of Kazakhstan;
5) in other cases, with the written consent of the Employee.
When deducting from wages on the basis of several writs of execution, as well as in cases stipulated by the laws of the Republic of Kazakhstan and Article 115 of the Labor Code of the Republic of Kazakhstan, the amount of the monthly deduction may not exceed fifty percent of the wages due to the Employee.

ARTICLE 5. WORKING CONDITIONS DESCRIPTION. GUARANTEES AND BENEFITS.

5.1. Work under this Contract does not involve heavy physical work or work in harmful (extremely harmful) or dangerous (extremely dangerous) working conditions.
5.2. The building where the Employee’s workplace is located corresponds to its functional purpose and the occupational health and safety requirements.

5.3. The work equipment complies with the safety standards established for this type of equipment, has appropriate warning signs and is provided with fences or protective devices to ensure the safety of the Employee in the workplace.
5.4. Emergency routes and exits from the premises remain free and are led out into the open air or to a safe zone.
5.5. During working hours, the temperature, natural and artificial lighting, as well as ventilation in the premises where the workplace is located, correspond to safe working conditions.
5.6. An Employee may be allowed to work in hazardous working conditions (dust, gas pollution and other factors) after the Employer has ensured safe working conditions.

ARTICLE 6. RIGHTS AND OBLIGATIONS OF THE EMPLOYEE

6.1. The Employee shall be obliged to:
6.1.1. conscientiously perform employment duties stipulated by this Contract and the Employer’s acts;
6.1.2. observe the labor discipline;
6.1.3. prevent damage to the Employer’s property during work, take good care of the property of the Employer and Employees;
6.1.4. comply with the requirements for occupational health and safety, fire safety, industrial safety and occupational sanitation in the workplace;
6.1.5. not to disclose information constituting state secrets, official, commercial or other secrets protected by law, which became known to him in connection with the performance of employment duties;
6.1.6. report a situation that has arisen that poses a threat to the life and health of people, the safety of the property of the Employer and Employees, as well as the occurrence of downtime;
6.1.7. submit documents that are mandatory for entering into this Contract in accordance with the requirements of the Labor Code of the Republic of Kazakhstan;
6.1.8. if there is a production need of the Employer, to go on business trips, except for cases stipulated by the Labor Code of the Republic of Kazakhstan;
6.1.9. compensate the Employer for damage caused to the extent established by this Contract and the Labor Code of the Republic of Kazakhstan;
6.1.10. maintain the workplace in proper condition, and the property provided for the Employee to perform his employment duties in good condition;
6.1.11. participate in events and programs held by the Employer related to the performance of the Employee’s employment duties;
6.1.12. in the event of training at the expense of the Employer, work for the Employer for a period in accordance with the Training Agreement concluded with the Employee individually;
6.1.13. pay the Employer in full the costs associated with his training, proportionally to the unworked period of work in the event of early termination of this Contract on his own initiative.
6.1.14. when working part-time, promptly notify the Employer of this and provide additional documents (a certificate of the nature and conditions of work at the main place of work - place of work, position, working conditions).
The list of employment duties of the Employee is determined by the Regulations on departments, job descriptions, decisions of management bodies, orders of the immediate supervisor of the Employee.

6.2. The Employee has the right:
6.2.1. to conclude, amend, supplement, terminate and cancel this Contract in the manner and on the terms stipulated by the Labor Code of the Republic of Kazakhstan;
6.2.2. to demand that the Employer fulfill the terms of this Contract;
6.2.3. to occupational health and safety;
6.2.4. to receive complete and reliable information on the state of working conditions and labor safety;
6.2.5. to timely and full payment of wages in accordance with the terms of this Contract;
6.2.6. payment for downtime in accordance with the Labor Code of the Republic of Kazakhstan;
6.2.7. to rest, including paid annual leave;
6.2.8. to association, including the right to create an employee representation body, as well as membership in them, to provide and protect their labor rights, unless otherwise provided by the laws of the Republic of Kazakhstan;
6.2.9. to participate through their representatives in collective negotiations and in the development of a draft collective agreement, as well as to become familiar with the signed collective agreement;
6.2.10. to be provided with personal and collective protective equipment, special clothing in accordance with the requirements stipulated by the legislation of the Republic of Kazakhstan, as well as labor and collective agreements;

6.2.11. to compensation for harm caused to health in connection with the performance of employment duties;
6.2.12. to compulsory social insurance;
6.2.13. to insurance against accidents in the performance of employment (official) duties;
6.2.14. to guarantees and compensation payments;
6.2.15. to protect their rights and legitimate interests by all means that do not contradict the law;
6.2.16. to equal pay for equal work without any discrimination;
6.2.17. to apply for resolution of an individual employment dispute to a conciliation commission or a court in the manner prescribed by this Code;
6.2.18. to a workplace equipped in accordance with occupational health and safety requirements;
6.2.19. to refuse to perform work if a situation arises that poses a threat to his health or life, with notification of this to the immediate supervisor or representative of the Employer;
6.2.20. to apply to the authorized state labor body and (or) the local labor inspection body for an inspection of occupational health and safety conditions at the workplace, as well as for representative participation in the inspection and consideration of issues related to the improvement of occupational health and safety conditions;
6.2.21. to appeal against the actions (inactions) of the Employer in the field of labor and directly related relations;
6.2.22. to remuneration in accordance with the qualifications, complexity of work, quantity and quality of work performed, as well as working conditions;
6.2.23. to resolution of individual and collective employment disputes, including the right to strike, in the manner established by this Code and other laws of the Republic of Kazakhstan;
6.2.24. to ensuring the protection of personal data stored by the Employer.
6.3. The Employee has also other rights and performs other duties stipulated by this Contract and the Labor Code of the Republic of Kazakhstan.

ARTICLE 7. RIGHTS AND OBLIGATIONS OF THE EMPLOYER

7.1. The Employer shall be obliged to:
7.1.1. comply with the requirements of the labor legislation of the Republic of Kazakhstan, agreements, the collective agreement, this Contract, and acts issued by it;
7.1.2. require, upon hiring, the documents necessary for entering into an Employment Contract, in accordance with Article 32 of the Labor Code of the Republic of Kazakhstan;
7.1.3. exercise internal control over occupational health and safety;
7.1.4. provide the Employee with work stipulated by the Contract;
7.1.5. promptly and in full pay the Employee wages and other payments stipulated by the regulatory legal acts of the Republic of Kazakhstan, labor, collective agreements, and acts of the Employer;
7.1.6. familiarize the Employee with the Code of Labor Conduct, other acts of the Employer that are directly related to the work (employment function) of the Employee, and the collective agreement;
7.1.7. consider proposals from employee representatives and provide employee representatives with complete and reliable information necessary for conducting collective negotiations, concluding collective agreements, and monitoring their implementation;
7.1.8. conduct collective negotiations in the manner established by this Code, conclude a collective agreement;
7.1.9. provide the Employee with working conditions in accordance with the labor legislation of the Republic of Kazakhstan and this Agreement;
7.1.10. provide the Employee with equipment, tools, technical documentation and other means necessary for the performance of employment duties, at their own expense;
7.1.11. comply with the instructions of state labor inspectors;
7.1.12. suspend work if its continuation creates a threat to the life or health of the Employee or other persons;
7.1.13. implement compulsory social insurance of employees;
7.1.14. insure the Employee against accidents in the performance of his or her employment (official) duties;
7.1.15. provide the Employee with a paid annual leave;
7.1.16. ensure the safety and submission to the state archive of documents confirming the Employee’s employment activity, and information on the withholding and deduction of money for pension provision;
7.1.17. warn the Employee about harmful and (or) hazardous working conditions and the possibility of occupational disease;
7.1.18. take measures to prevent risks in the workplace and in technological processes, carry out preventive work taking into account industrial and scientific-technical progress;

7.1.19. maintain records of the working time, including overtime work, in harmful and (or) hazardous working conditions, in heavy work performed by the Employee;
7.1.20. provide information to the authorized body on employment issues in accordance with the requirements of the legislation of the Republic of Kazakhstan on employment of the population;
7.1.21. compensate for harm caused to the life and health of the Employee, in the performance of his employment (official) duties in accordance with the Labor Code and other laws of the Republic of Kazakhstan;
7.1.22. allow officials of the authorized state labor body and the local labor inspection body, the Employee’s representative, technical labor protection inspectors to conduct inspections of the state of safety, working conditions and labor protection in organizations and compliance with the legislation of the Republic of Kazakhstan, as well as to investigate accidents related to employment activities and occupational diseases;
7.1.23. collect, process and protect the employee’s personal data in accordance with the legislation of the Republic of Kazakhstan on personal data and their protection.

7.2. The Employer has the right:
7.2.1.to demand that the Employee comply with the terms of this Contract, Code of Labor Conduct and other acts of the Employer;
7.2.2. to create and join associations for the purpose of representing and protecting their rights and interests;
7.2.3. to periodically (in accordance with the internal acts of the Employer and the legislation of the Republic of Kazakhstan) conduct an assessment/certification of the professional knowledge, skills of the Employee, as well as testing the Employee for knowledge of the legislation of the Republic of Kazakhstan regulating the activities of the Employer, acts of the Employer, other legislative acts of the Republic of Kazakhstan, and directly related to the performance by the Employee of his employment duties. When conducting certification, which may serve as grounds for dismissal of the Employee in accordance with labor legislation, a member of the commission from the representatives of employees shall be included in the certification committee;
7.2.4. to amend, supplement, terminate and cancel this Contract with the Employee in the manner and on the grounds established by the Labor Code of the Republic of Kazakhstan and this Contract;
7.2.5. to issue acts of the Employer within the limits of their authority;
7.2.6. to require the Employee to fulfill the terms of this Contract, Code of Labor Conduct, and other acts of the Employer;
7.2.7. to encourage the Employee, impose disciplinary sanctions, hold the Employee financially liable in the cases and manner stipulated by the Labor Code of the Republic of Kazakhstan and this Contract;
7.2.8. to compensate for damage caused by the Employee in the performance of employment duties;
7.2.9. to go to court in order to protect their rights and legitimate interests in the field of labor;
7.2.10. to set a probationary period for the Employee;
7.2.11. to reimburse their expenses associated with the training of the Employee in accordance with the Labor Code of the Republic of Kazakhstan;
7.2.12. to provide employees with professional training, retraining and advanced training in accordance with the Labor Code;
7.2.13. to apply for resolution of an individual employment dispute successively to a conciliation commission, a court in the manner prescribed by the Labor Code of the Republic of Kazakhstan.
7.3. The employer has also other rights and bears other obligations stipulated by this Contract and the Labor Code of the Republic of Kazakhstan.

ARTICLE 8. PROCEDURE FOR AMENDING AND TERMINATING A CONTRACT

8.1. In connection with changes in the organization of production associated with the reorganization or change in economic, technological conditions, conditions of labor organization and (or) reduction in the volume of work at the employer, it is allowed to change the employee’s working conditions while he continues to work in accordance with his field degree or profession corresponding to the qualifications. When changing the working conditions, appropriate additions and amendments shall be made to this Contract.
8.2. The Employer shall be obliged to notify the Employee in writing of a change in working conditions that occurred for the reasons specified in clause 8.1 hereof, no later than fifteen calendar days in advance.
If the circumstances specified in clause 8.1 hereof may entail a reduction in the number or staff of employees, the Employer has the right to introduce a part-time pattern in order to preserve jobs.
8.3. In the event of a written refusal by the Employee to continue working due to a change in working conditions, the employment contract with the employee shall be terminated on the basis provided for in subparagraph 2) of paragraph 1 of Article 58 of the Labor Code of the Republic of Kazakhstan.
8.4. In cases of a change in the name, departmental identity of the Employer, a change in the owner of shares (participatory interests) of a legal entity, or a reorganization of the Employer - a legal entity, labor relations with the Employee shall continue without changes.

8.5. The grounds for termination of this Contract are:
1) termination of the Contract by agreement of the parties;
2) expiration of the Contract;
3) termination of the Contract at the initiative of the Employer;
4) termination of the Contract at the initiative of the Employee;
5) circumstances beyond the control of the parties;
6) refusal of the Employee to continue the employment relationship;
7) the Employee’s transfer to an elective job (position) or his/her appointment to a position that excludes the possibility of continuing the employment relationship, except for cases stipulated by the laws of the Republic of Kazakhstan;
8) violation of the terms of the Contract;
9) due to the transfer of the Employee to another employer.
8.6. Termination of the Contract on the grounds specified in clause 8.5. of this section is carried out in accordance with the Labor Code of the Republic of Kazakhstan.
8.7. Termination of the Contract is executed by an act of the employer, with the exception of termination of the employment contract in the event of death (declaration of death or recognition of missing by the court) of the employer - an individual and termination of the employment contract with d household employees. The Employer’s act shall indicate the reason for termination of the employment contract in accordance with the Labor Code. A copy of the Employer’s act on termination of the employment contract is handed to the Employee or sent to him by letter with notification within three working days from the date of issuance of the Employer’s act.
8.8. On the day of termination of the employment contract, the Employer shall be obliged to issue a document confirming the employee’s employment activity.
8.9. At the request of an Employee (including a former employee), the Employer shall be obliged to issue a certificate within five working days from the date of the request indicating the specialty (qualification, position), hours of work and amount of salary, a reference-recommendation containing information about the employee’s qualifications and attitude to work, as well as other documents provided for by this Code.
8.10. In the event of winding-up, bankruptcy of an Employer - a legal entity, termination of the activities of an employer - individual, the Employer shall be obliged, if there is a debt to the Employee, to issue a certificate on the amount of the resulting debt on wages and other payments, duly executed.

ARTICLE 9. GUARANTEES AND COMPENSATION PAYMENTS. THE PROCEDURE FOR THEIR PAYMENT.

9.1. The Employer shall release the Employee from performing employment duties for the period of his/her involvement in state or public duties in cases stipulated by the laws of the Republic of Kazakhstan, while preserving his/her place of work (position). For the performance of state and public duties, the Employee shall be paid wages at the place of performance of the said duties, but not less than the average wage at the place of work.
9.2. During the period of periodic medical examinations at the expense of the Employer, the Employee who is obliged to undergo them in accordance with the Labor Code of the Republic of Kazakhstan or a collective agreement shall retain his/her place of work (position) and average wage.
9.3. For the Employee who is a donor, during the examination and blood donation, his/her place of work (position) and average wage shall be retained, and other guarantees shall be provided in accordance with the legislation of the Republic of Kazakhstan in the field of healthcare.
9.4. During a business trip, the Employee shall retain his/her place of work (position) and wages for working days falling on the days of the business trip. An Employee sent on a business trip shall be paid:
1) daily allowances for calendar days of the business trip, including travel time;
2) travel expenses to the destination and back;
3) expenses for renting accommodation.
Sending employees under the age of eighteen, pregnant women, and disabled employees on a business trip is permitted if such work is not prohibited for them for medical reasons. However, these employees have the right to refuse to be sent on a business trip.
Employees with children under the age of three, employees caring for sick family members or raising disabled children have the right to refuse to be sent on a business trip if, based on a medical report, disabled children or sick family members require constant care.
9.5. When transferring an Employee to work in another location together with the Employer, the Employer shall be obliged to reimburse the Employee for expenses related to:
1) relocation of the Employee and members of his family;
2) transportation of the property of the Employee and members of his family.

9.6. By agreement of the parties, when the Employee uses personal property in the interests of the Employer and with his consent, the Employer makes a compensation payment for the use, wear and tear (depreciation) of tools, personal transport, other technical means and the costs of their operation.
9.7. The Employer shall make compensation payments in connection with the loss of employment, in the amount of the average monthly salary in the following cases:
1) upon termination of this Contract at the initiative of the Employer in the event of the winding-up of the Employer;
2) upon termination of this Contract at the initiative of the Employer in the event of a reduction in the number or staff of employees;
3) upon termination of the Employment Contract at the initiative of the Employee in the event of the Employer’s failure to fulfill the terms of the Employment Contract.
9.8. The Employer shall make compensation payments in connection with the loss of a job, upon termination of an Employment Contract at the initiative of the Employer in the event of a decrease in the volume of production, work performed and services rendered, which has led to a deterioration in the economic situation of the employer, in the amount of the average salary for two months.
9.9. The Employer shall be obliged to pay the Employee social benefits for temporary disability at his own expense. The basis for the payment of social benefits for temporary disability are the work incapacity certificate issued in the manner approved by the authorized body in the field of health care.
Social benefits for temporary disability shall be paid to the Employee from the first day of disability until the day of restoration of working capacity or until disability is established in accordance with the legislation of the Republic of Kazakhstan. The amount of social benefits for temporary disability is determined by the Government of the Republic of Kazakhstan, the procedure for appointment and payment - by the authorized state body for labor. The Employer has the right to establish additional payments to employees in addition to the amount of social benefits for temporary disability established by the legislation of the Republic of Kazakhstan.

ARTICLE 10. LIABILITY OF THE PARTIES

10.1. The party to this Contract that has caused damage (harm) to the other party shall compensate it in accordance with the Labor Code of the Republic of Kazakhstan and other laws of the Republic of Kazakhstan.
10.2. Termination of this Contract after damage (harm) has been caused shall not entail the release of the party to the Contract from financial liability to compensate for the damage (harm) caused to the other party.
10.3. Financial liability of a party to this Contract for damage (harm) caused by it to the other party to the Contract shall arise for damage (harm) caused as a result of culpable wrongdoing (action or inaction) and a causal relationship between the culpable wrongdoing and the damage (harm) caused, unless otherwise provided by this Labor Code of the Republic of Kazakhstan and other laws of the Republic of Kazakhstan.
10.4. The Employer shall compensate the Employee for unpaid wages and other payments due to him in the event of an illegal transfer to another job, failure to allow the Employee to the workplace, unilateral change in the terms of the Employment Contract, suspension from work, or termination of the Employment Contract.
10.5. In the event of harm to the life and (or) health of the Employee in connection with the performance of his employment duties, the Employer shall compensate for the harm in the amount and manner stipulated by the legislation of the Republic of Kazakhstan.
10.6. The harm stipulated by clause 10.5 of this Article of the Contract shall be compensated in full in the absence of insurance payments for the Employee, with the exception of the case stipulated in clause 10.7 of this Article of the Contract. In the presence of insurance payments, the Employer shall compensate the Employee for the difference between the insurance amount and the actual amount of harm.
10.7. In the event of harm caused to an Employee related to the establishment of a degree of occupational disability from five to twenty-nine percent inclusive, the Employer shall be obliged to compensate the Employee for lost earnings and expenses caused by damage to his health.
10.8. The amount of expenses caused by damage to health, reimbursed by the Employer during the period of establishing the degree of occupational disability, may not exceed two hundred and fifty monthly calculation indicators established for the relevant financial year by the law on the republican budget, at the time of payment.
Payment for reimbursement of expenses caused by damage to health shall be made on the basis of documents confirming these expenses, submitted by the Employee or the person who incurred these expenses. In this case, expenses that are included in the guaranteed volume of free medical care in accordance with the legislation of the Republic of Kazakhstan in the field of health care shall not be subject to reimbursement.
10.9 The Employee’s financial liability for damage caused to the Employer occurs in cases stipulated by this Code, other regulatory legal acts of the Republic of Kazakhstan and acts of the Employer.
10.10. The Employee’s liability for damage caused to the Employer is excluded if the damage arose as a result of force majeure or extreme necessity, justifiable defense, as well as the failure of the Employer to fulfill the obligation to ensure proper conditions for the safety of property transferred to the Employee.

10.11. The Employee shall be obliged to compensate for direct actual damage caused to the Employer.
10.12. Direct actual damage shall be understood to mean a real decrease in the Employer’s available property or deterioration of the said property (including the property of third parties located with the Employer, if the Employer is responsible for the safety of this property), as well as the need for the Employer to incur expenses or excess payments for the acquisition or restoration of property.
10.13. It is unacceptable to impose liability on the Employee for such damage that may be classified as a normal operating risk.
10.14. The Employer shall be obliged to create conditions for employees necessary for normal work and ensuring the complete safety of the property entrusted to them.
10.15. The list of positions and jobs held or performed by Employees with whom Agreements on Full Individual or Collective (Joint and Several) Financial Liability for failure to ensure the safety of property and other valuables transferred to employees may be concluded, as well as a Standard Full Financial Liability Agreement shall be approved by an act of the employer.
10.16. Financial liability in the full amount of damage caused to the Employer shall be imposed on the Employee in the following cases:
1) failure to ensure the safety of property and other valuables transferred to the Employee on the basis of a written Full Financial Liability Agreement;
2) failure to ensure the safety of property and other valuables received by the Employee on condition of accountability under a one-time document;
3) causing damage in a state of alcoholic, narcotic or toxic intoxication (their analogues);
4) shortage, intentional destruction or intentional damage of materials, semi-finished products, products (outputs), including during their manufacture, as well as tools, measuring devices, special clothing and other items issued by the Employer to the Employee for use;
5) violation of the non-compete clause, which resulted in damage to the Employer;
6) in other cases stipulated in the Employment Contract or Collective Agreements.

ARTICLE 11. DISPUTE RESOLUTION PROCEDURE

11.1. The parties shall resolve all disputes arising from this Contract through negotiations.
11.2. If a dispute between the parties is not resolved through negotiations, it shall be resolved in accordance with the Legislation of the Republic of Kazakhstan.

ARTICLE 12. FINAL PROVISIONS

12.1. This Contract is made in 2 (two) copies: the first copy shall be kept by the Employer; the second copy shall be kept by the Employee.
12.2. All issues not regulated by this Contract shall be resolved in accordance with the current Legislation of the Republic of Kazakhstan.
12.3. In the event of a contradiction between the provisions of this Contract and the requirements of the Labor Legislation of the Republic of Kazakhstan, the Parties shall be guided by the requirements of the Labor Legislation of the Republic of Kazakhstan.

Annexes to the Agreement:
1) Amount of Official Salary (Annex 1);
2) Full Financial Liability Agreement (Annex 2);
3) Non-disclosure obligation regarding information related to commercial and official secrets (Annex 3);
4) List of information constituting official (commercial) information (Annex 4).

ARTICLE 13. ADDRESSES, BANKING DETAILS AND SIGNATURES OF THE PARTIES

Employer:

Life Insurance Company “Asia Life” JSC
The Republic of Kazakhstan
Almaty city, Al-Farabi Ave., building 17/1, 5B Nurly-Tau Polyfunctional Centre, 10th floor, office No. 17
BIN 140940003807
in AsiaCreditBank JSC
BIC LARIKZKA
Beneficiary Code 15
Employee: AZAMAT DZHANSULTANOVICH YERDESSOV Identity Card No. [***] Issued by: [***] Individual Identification Number: [***] Residential address: [***]
Acting Chairman of the Management Board /signed/ R.M. Medetov Seal /The Republic of Kazakhstan, Almaty city, Life Insurance Company “Asia Life” Joint-Stock Company	/signed/ Employee’s signature

I, A.D. Yerdessov (full name of employee), hereby confirm the receipt of a copy of the Employment Contract No. 9 dated February 8, 2018.

February 8, 2018 (date)	/signed/ (signature)

Stamp:
Numbered, bound and sealed 12 pages

/signed/

Seal /The Republic of Kazakhstan, Almaty city, Life Insurance Company “Asia Life” Joint-Stock Company/